UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 28, 2011

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001- 04311 (Commission file number)	11-1541330 (I.R.S. Employer Identification No.)

25 Harbor Park Drive, Port Washington, NY (Address of principal executive offices)	11050 (Zip Code)

(516) 484-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e).  On January 28, 2011, Pall Corporation (the “Corporation”) announced that Eric Krasnoff, Chairman of the Board, Chief Executive Officer and President, intends to retire on his 60th birthday in March 2012, or earlier, on the identification and hiring of his successors in those positions.  The Board of Directors plans to begin an executive search in the coming weeks.

The Corporation and Mr. Krasnoff have agreed that his current employment agreement will be amended to reflect the above-referenced announcement and to clarify certain of the benefits to be provided upon his departure.  While Mr. Krasnoff will receive no further equity grants during his employment, his currently outstanding unvested stock options and restricted stock units granted under the 2005 Stock Compensation Plan and unvested units granted under the Management Stock Purchase Plan will continue to vest through March 9, 2014, regardless of the actual date of his retirement.  Mr. Krasnoff will also continue to receive his base salary through March 9, 2012 and a full fiscal year 2011 bonus, regardless of the actual date of his retirement.   In addition, Mr. Krasnoff will receive payments of an amount equal to the sum of his base salary and 70% of target bonus (150% of base salary) for two years following his departure, as well as certain pension and welfare benefits and change in control protections described in his current employment agreement.  He will also be subject to the restrictive covenants and other obligations set forth in the current agreement.  The Corporation and Mr. Krasnoff have agreed to each execute a general release of claims.  Information regarding Mr. Krasnoff’s current employment agreement and equity holdings may be found in the Corporation’s definitive proxy statement for its 2010 annual meeting of shareholders, filed on November 10, 2010.

On January 28, 2011, the Corporation announced that Sandra Marino had resigned her position as Senior Vice President, General Counsel and Corporate Secretary of the Corporation.   Ms. Marino has agreed to remain with the Corporation until February 28, 2011 to assist in the transition of her responsibilities.

The Corporation and Ms. Marino have agreed upon terms to be set forth in a separation agreement.  The separation agreement will supersede her current employment agreement and provide that her currently outstanding unvested stock options and restricted stock units granted under the 2005 Stock Compensation Plan and unvested units granted under the Management Stock Purchase Plan will continue to vest through February 28, 2014.  Ms. Marino will remain subject to the restrictive covenants described in her current employment agreement, and she and the Corporation will each execute a general release of claims upon her departure.  Information regarding Ms. Marino’s current employment agreement and equity holdings may be found in the Corporation’s definitive proxy statement for its 2010 annual meeting of shareholders, filed on November 10, 2010.

Mr. Krasnoff’s amended and restated agreement and Ms. Marino’s separation agreement will be filed with the Securities and Exchange Commission in accordance with the rules under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation
/s/ Lisa McDermott
Lisa McDermott
Chief Financial Officer and Treasurer